Exhibit 99.1

Udemy Appoints Hugo Sarrazin as Chief Executive Officer

Experienced SaaS and AI veteran to lead Udemy through its next phase of growth

Company reaffirms financial outlook provided on February 13, 2025

SAN FRANCISCO—March 12, 2025— Udemy (Nasdaq: UDMY), a leading online skills marketplace and learning platform, today announced the appointment of Hugo Sarrazin as President, Chief Executive Officer, and a member of the Board of Directors, effective immediately. Sarrazin will succeed Greg Brown, who, after four years of leadership at Udemy, will be transitioning to pursue new opportunities. Brown will continue to serve as a non-executive advisor through the end of the year to ensure a smooth transition. Udemy also announced that it is reaffirming its financial outlook provided on February 13, 2025.

Sarrazin is a seasoned technology executive with the proven operational ability to drive both product-driven and inorganic growth. He has deep experience scaling SaaS businesses and leveraging AI to transform organizations and deliver exceptional outcomes. Sarrazin joins Udemy from UKG, a leading global HCM (Human Capital Management) cloud company, where he led international product and technology teams for nearly four years. Under his leadership, UKG delivered solutions in HCM, payroll, and workforce management while integrating several business acquisitions. In his 26-year tenure at McKinsey & Company he guided organizations through complex transformations involving go-to-market and technology strategy, cloud transformation, and M&A. Sarrazin also co-founded McKinsey Digital Labs and McKinsey Design.

“We are excited to welcome Hugo to Udemy,” said Sohaib Abbasi, Independent Chairman of Udemy’s Board of Directors. “With his expertise in strategy, innovation and business transformation, Hugo is uniquely qualified to lead Udemy as we enter a new phase of growth. Hugo has broad leadership experience in scaling and transforming SaaS businesses, driving product-led and inorganic growth. The Udemy team, under Hugo’s leadership, is well-positioned to drive growth, improve efficiency and deliver exciting AI-enabled innovations to instructors, learners and businesses.

“I am thrilled to join Udemy at such a pivotal moment,” said Udemy President and Chief Executive Officer Hugo Sarrazin. “Udemy, with its massive global scale, is poised to lead innovation in the way people learn and develop professional skills. Built on Founder Eren Bali’s vision to make learning accessible to everyone, anywhere, Udemy is leading the way in redefining the future of learning and work. By leveraging the power of generative AI and the scale of our global network of instructors, we now have the potential to elevate Udemy’s mission to unprecedented levels and to lead the next generation of learning and skills development. I look forward to collaborating with Eren, the rest of the team, and all of Udemy’s valued stakeholders, including customers, instructors and partners, to unlock future opportunities and usher Udemy into a period of significant expansion and impact.”

Abbasi said, “I would like to thank Greg for his dedication and commitment to Udemy. Greg has been instrumental in scaling Udemy Business from $100 million to more than $500 million in Annual Recurring Revenue. Thanks to his leadership, we have a strong enterprise business with more than 17,000 customers. We wish him well in his future endeavors.”

“It has been an incredible privilege to lead Udemy and work alongside such a talented and dedicated team,” said Greg Brown. “I want to sincerely thank all of Udemy’s employees, customers, partners and instructors for their passion and commitment to our mission. I am proud of what we have accomplished together, and I am confident that under Hugo’s leadership Udemy will continue to thrive and achieve even greater success in the future.”

About Hugo Sarrazin

With over three decades of experience in strategy, innovation and transformation, Sarrazin was previously President and Chief Product and Technology Officer at UKG, where he led the company’s global product and technology teams. Under his leadership, UKG accelerated innovation through cloud migration, strategic M&A, and AI-driven solutions, earning recognition from Fortune and Fast Company as a top innovator in human resources technology. Prior to UKG, Sarrazin was a Senior Partner at McKinsey & Company, where he led global technology and digital initiatives, founded McKinsey Digital Labs, and advised Fortune 500 firms and private equity investors on product scaling, SaaS strategy, and M&A. Additionally, he serves on the board of directors of Spencer Stuart, providing strategic guidance on corporate performance, governance, and cybersecurity. Throughout his career, Sarrazin has championed digital transformation, operational excellence, and customer-centric innovation to drive growth and market leadership.

Sarrazin holds a Ph.D. and M.Sc. in Engineering from Stanford University and a B. App. Sc. in Engineering from the University of Ottawa.

About Udemy

Udemy (Nasdaq: UDMY) transforms lives through learning by ensuring everyone has access to the latest and most relevant skills. Through the Udemy Intelligent Skills Platform and a global community of diverse and knowledgeable instructors, millions of learners gain expertise in a wide range of technical and professional skills — from generative AI to leadership. The Udemy marketplace provides learners with thousands of up-to-date courses in dozens of languages, offering a variety of solutions to achieve their goals. Udemy Business empowers enterprises to offer on-demand learning for all employees, immersive learning for tech teams through Udemy Business Pro, and cohort learning for leaders through Udemy Business Leadership Academy. Udemy Business customers include Fender®, Glassdoor, On24, The World Bank and Volkswagen. Udemy is headquartered in San Francisco with hubs in Austin and Denver, USA; Ankara and Istanbul, Türkiye; Dublin, Ireland; Melbourne, Australia; and Chennai, Gurugram, and Mumbai, India.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to our first quarter and full year 2025 guidance as well as our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our publicly available filings with the Securities and Exchange Commission. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.

Investor Contact:

Dennis Walsh

Vice President, Investor Relations

dennis.walsh@udemy.com